Exhibit 99.2

EXECUTION COPY

AMENDMENT NO. 3

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 21, 2013, is entered into by and among Lifetime Brands, Inc., as the Company (the “Company”), the financial institutions party hereto as Lenders (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement referenced below.

WITNESSETH

WHEREAS, the Company, the Foreign Subsidiary Borrowers party thereto, the other Loan Parties party thereto, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of October 28, 2011 (as previously amended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, the Company has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement; and

WHEREAS, the Lenders and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent hereby agree as follows:

Section 1. Amendments. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to insert the following new definitions in the appropriate alphabetical order:

“Amendment No. 3 Effective Date” means June 21, 2013.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Designated Persons” means a person or entity (a) listed in the annex to, or otherwise the subject of the provisions of, any Executive Order, (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”) or is otherwise the subject of any Sanctions Laws and Regulations or (c) in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Guarantor or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Guarantor becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Executive Order” has the meaning assigned to such term in the definition of “Sanctions Laws and Regulations”.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Loan Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, two (2) Business Days prior to (or, if such Eurocurrency Borrowing is denominated in Pounds Sterling, on the day of) the commencement of such Interest Period or, if different, the Business Day on which it is market practice in the London interbank market for the Administrative Agent to give quotations for deposits in the Agreed Currency of such Eurocurrency Borrowing for delivery on the first day of such Interest Period.

“Sanctions Laws and Regulations” means (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered or enforced by OFAC, and (b) any sanctions measures imposed by the United Nations Security Council, European Union or the United Kingdom.

“Specified RP Period” has the meaning assigned to such term in Section 6.08(a).

“Specified Repurchases” means up to $15,000,000 of the chronologically first repurchases of the Company’s capital stock made on or after May 7, 2013.

“Specified Swap Obligation” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

(b) The definition of “Adjusted LIBO Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

(c) The definition of “Alternate Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “plus (c) the Mandatory Cost (without duplication)” in the first sentence thereof.

(d) The definition of “LIBO Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the London interbank offered rate as administered by the British Bankers Association (or any other Person that takes over the administration of such rate for such Agreed Currency) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period; provided that, if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency, then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.15.

(e) The term “Mandatory Cost” and its related definition appearing in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

(f) The definition of “Overnight LIBO Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

“Overnight LIBO Rate” means, with respect to any Overnight LIBO Borrowing or overdue amount that bears interest at the Overnight LIBO Rate pursuant to the terms of this Agreement, the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which overnight deposits in the applicable Agreed Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the London interbank market for such currency to major banks in the London interbank market.

(g) The proviso at the end of the definition of “Secured Obligations” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

provided that (x) within at least ten (10) calendar days from the date that any transaction relating to any such Banking Services Obligation or Swap Obligation is executed, the Secured Party party thereto (other than Chase) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents and (y) the definition of “Secured Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

(h) The definition of “Statutory Reserve Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing the term “Financial Services Authority” with the phrase “Financial Conduct Authority, the Prudential Regulation Authority”.

(i) Clause (i) of Section 2.15(a) of the Credit Agreement is hereby amended and restated to read as follows:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;

(j) Section 2.19(b) of the Credit Agreement is hereby amended by adding the following sentence immediately after the second sentence thereof:

In addition, notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.

(k) Article III of the Credit Agreement is hereby amended to insert the following as a new Section 3.21 thereof:

SECTION 3.21. Sanctions Laws and Regulations. No Loan Party, Subsidiary of any Loan Party or, to the best knowledge of each Loan Party, any directors, officers, employees, brokers or other agents of any Loan Party or any Subsidiary of any Loan Party acting or benefiting in any capacity in connection with this Agreement or any other capital raising transaction involving any Lender or any of its parents, subsidiaries or Affiliates is a Designated Person.

(l) Clause (iv) of Section 6.08(a) of the Credit Agreement is hereby amended and restated to read as follows:

(iv) the Company may declare or make, or agree to pay or make, directly or indirectly, any repurchases of its capital stock from the Amendment No. 3 Effective Date through September 30, 2014 (such period, the “Specified RP Period”) so long as (A) no Default or Event of Default has occurred and is continuing prior to giving effect to such repurchase or would arise after giving effect (including pro forma effect) thereto, (B) Availability exceeds $40,000,000 after giving pro forma effect to such repurchase for a period of six (6) consecutive months prior to such repurchase and (C) the Fixed Charge Coverage Ratio, after giving effect to such repurchase on a pro forma basis (but excluding, to the extent such calculation of the Fixed Charge Coverage Ratio would include any period of time during which any Specified Repurchases were made, the aggregate amount of such Specified Repurchases), determined for the four consecutive fiscal quarters ending on the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, is equal to or greater than 1.25 to 1.00, (v) the Company may declare or make, or agree to pay or make, directly or indirectly, dividends in respect of its common stock during the Specified RP Period so long as (A) such dividend, when taken together with all other dividends made by the Company in respect of its common stock during the fiscal quarter of the Company in which such dividend will be made, does not exceed $500,000, (B) no Default or Event of Default has occurred and is continuing prior to giving effect to such dividend or would arise after giving effect (including pro forma effect) thereto, (C) Availability exceeds $30,000,000 after giving pro forma effect to such dividend for a period of six (6) consecutive months prior to such dividend and (D) the Fixed Charge Coverage Ratio, after giving effect to such dividend on a pro forma basis (but excluding, to the extent such calculation of the Fixed Charge Coverage Ratio would include any period of time during which any Specified Repurchases were made, the aggregate amount of such Specified Repurchases), determined for the four consecutive fiscal quarters ending on the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, is equal to or greater than 1.25 to 1.00 and (vi) the Company and the Subsidiaries may declare or make, or agree to pay or make, directly or indirectly, any other Restricted Payment so long as (A) no Default or Event of Default has occurred and is continuing prior to giving effect to such Restricted Payment or would arise after giving effect (including pro forma effect) thereto and (B) either (1) (x) Availability exceeds $40,000,000 after giving pro forma effect to such Restricted Payment for a period of six (6) consecutive months prior to such Restricted Payment and (y) the Fixed Charge Coverage Ratio, after giving effect to such Restricted Payment on a pro forma basis (but excluding, to the extent such calculation of the Fixed Charge Coverage Ratio would include any period of time during which any Specified Repurchases were made, the aggregate amount of such Specified Repurchases), determined for the four consecutive fiscal quarters ending on the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, is equal to or greater than 1.25 to 1.00 or (2) (x) Availability exceeds $25,000,000 after giving pro forma effect to such Restricted Payment for a period of six (6) consecutive months prior to such Restricted Payment and (y) the Fixed Charge Coverage Ratio, after giving effect to such Restricted Payment on a pro forma basis, determined for the four consecutive fiscal quarters ending on the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, is equal to or greater than 1.25 to 1.00.

(m) Section 6.08(a) of the Credit Agreement is hereby amended by deleting the term “and” between clauses (iii) and (iv) thereof.

(n) Clause (iv) of Section 6.08(b) of the Credit Agreement is hereby amended by deleting the term “and” at the end thereof;

(o) Clause (v) of Section 6.08(b) of the Credit Agreement is hereby amended by adding the term “and” at the end thereof;

(p) Section 6.08(b) of the Credit Agreement is hereby amended by adding the following new clause (vi):

(vi) on or prior to June 30, 2013, prepayment of the first principal installment due and payable on July 31, 2013 in respect of the Second Lien Obligations in an aggregate principal amount not to exceed $3,500,000;

(q) Article VI of the Credit Agreement is hereby amended to insert the following as a new Section 6.13 thereof:

SECTION 6.13. Sanctions Laws and Regulations.

(a) No Borrower shall, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or obtain any Letter of Credit (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations, or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

(b) None of the funds or assets of any Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are the subject of sanctions under any Sanctions Laws and Regulations.

(r) The last parenthetical in the first sentence of Section 10.01 of the Credit Agreement is hereby amended and restated to read as follows:

(such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor)

(s) Article X of the Credit Agreement is hereby amended to insert the following as a new Section 10.14 thereof:

SECTION 10.14. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Guarantor to honor all of its obligations under this Loan Guaranty in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.14 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.14 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s obligations under this Loan Guaranty in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 10.14 constitute, and this Section 10.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(t) Schedule 2.02 of the Credit Agreement is hereby amended and restated to read as follows:

[Intentionally Omitted]

Section 2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (i) the Administrative Agent shall have received counterparts to this Amendment, duly executed by each of the Company, the Required Lenders and the Administrative Agent, (ii) the Administrative Agent shall have received counterparts to the Consent and Reaffirmation, the form of which is attached hereto as Exhibit A, duly executed by each Loan Party (other than the Company), (iii) the Administrative Agent shall have received such instruments and documents as are reasonably requested by the Administrative Agent, (iv) the Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ reasonable fees and expenses (including, to the extent invoiced, reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents and (v) the Administrative Agent shall have received from the Company, on behalf of each Lender signatory hereto, an amendment fee in an amount equal to $2,500 for each such Lender.

Section 3. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

(a) This Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

(b) After giving effect to this Amendment, the representations and warranties made by it in the Loan Documents are true and correct as of the date hereof.

(c) Before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 4. Effect on Credit Agreement.

(a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

(b) Except as specifically amended and modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 7. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or PDF copy of any signature hereto shall have the same effect as the original thereof.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

LIFETIME BRANDS, INC., as the Company

By	/s/ Laurence Winoker
Name: Laurence Winoker Title: SVP Finance & CFO

Signature Page to Amendment No. 3 to

Amended and Restated Credit Agreement

Lifetime Brands, Inc.

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, a Co-Collateral Agent, Issuing Bank, Swingline Lender and a Lender

By:	/s/ Robert A. Kaulius
Name: Robert A. Kaulius Title: Authorized Officer

Signature Page to Amendment No. 3 to

Amended and Restated Credit Agreement

Lifetime Brands, Inc.

HSBC BANK USA, NATIONAL ASSOCIATION, as Syndication Agent, a Co-Collateral Agent and a Lender

By:	/s/ William Conlan
Name: William Conlan Title: Senior Vice President

Signature Page to Amendment No. 3 to

Amended and Restated Credit Agreement

Lifetime Brands, Inc.

CAPITAL ONE LEVERAGE FINANCE CORP., as a Lender

By:	/s/ Donna Lubin
Name: Donna Lubin Title: Vice President

Signature Page to Amendment No. 3 to

Amended and Restated Credit Agreement

Lifetime Brands, Inc.

SOVEREIGN BANK, as a Lender

By:	/s/ Christine Gerula
Name: Christine Gerula Title: Senior Vice President

Signature Page to Amendment No. 3 to

Amended and Restated Credit Agreement

Lifetime Brands, Inc.

EXHIBIT A

CONSENT AND REAFFIRMATION

[Attached]

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of that certain Amendment No. 3 to the Amended and Restated Credit Agreement, dated as of June 21, 2013 (the “Amendment”), by and among Lifetime Brands, Inc., as the Company (the “Company”), the financial institutions party thereto as Lenders (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as the Administrative Agent (the “Administrative Agent”), which amends that certain Amended and Restated Credit Agreement, dated as of October 28, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the Foreign Subsidiary Borrowers party thereto, the other Loan Parties party thereto, the Lenders and the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and acknowledges and agrees that each Loan Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the Loan Documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated: June 21, 2013

[Signature Pages Follow]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year first above written.

PFALTZGRAFF FACTORY STORES, INC.

By	/s/ Laurence Winoker
Name: Laurence Winoker
Title: SVP Finance and Treasurer

TMC ACQUISITION INC.

By	/s/ Laurence Winoker

Name: Laurence Winoker
Title: Chief Financial Officer and Treasurer

LIFETIME DELAWARE HOLDINGS, LLC

By	/s/ Laurence Winoker

Name: Laurence Winoker
Title: SVP Finance and Treasurer

CREATIVE TOPS LIMITED

By	/s/ Ronald Shiftan

Name: Ronald Shiftan
Title: Director

Signature Page to Consent and Reaffirmation for

Amendment No. 3 to Amended and Restated Credit Agreement

Lifetime Brands, Inc.